EXHIBIT 10.3

PAYMENT OF DEBT AND RELEASE OF CLAIMS AGREEMENT

This Payment of Debt and Release of Claims Agreement (“Agreement”) is entered into by and between MIDWEST ENERGY EMISSIONS CORP., a Delaware corporation (the “Company”) on behalf of itself, its subsidiaries and other corporate affiliates (collectively referred to herein as the “Company Group”), and JAY RIFKIN (“Rifkin”) (the Company Group and Rifkin are collectively referred to herein as the “Parties”) as of January 2, 2015 (the “Effective Date”).

RECITALS

1.  Rifkin was the Chief Executive Officer of China Youth Media, Inc. from 2005 until June 21, 2011, when he resigned from that position shortly after the effective date of that certain Agreement and Plan of Merger (“Merger Agreement”) by and among China Youth Media, Inc., a Delaware Corporation (“CHYU”), China Youth Media Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of CHYU, and Midwest Energy Emissions Corp., a North Dakota corporation, dated as of June 1, 2011.

2.  Rifkin has been a director of the board of the Company since 2006.

3.  The Company owes Rifkin $250,000 of accrued consulting fees (“Consulting Fees”) and $31,318 in accrued interest relating to interest accrued on certain other advances made by Rifkin to CHYU and the Company prior to the date hereof (“Accrued Interest”).

4.  The Company has agreed to pay Rifkin a total of $281,318 in cash upon the execution and delivery of this Agreement.

NOW THEREFORE, in consideration of the mutual promises, covenants and agreements hereinafter set forth and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

AGREEMENT

Final Payment. In consideration for Rifkin’s execution of and compliance with this Agreement the Company Group agrees to immediately pay Rifkin a lump sum of $281,318 to be paid by wire transfer on the Effective Date.

Release. In exchange for the consideration provided in this Agreement, Rifkin and his heirs, executors, representatives, agents, successors and assigns (collectively, the “Rifkin Releasors”), release and discharge the Company Group from the Consulting Fees and the Accrued Interest as defined herein. Company Group, upon mutual execution of this Agreement, shall release and discharge the Rifkin Releasors from providing any further consulting services to the Company Group.

1

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date above.

MIDWEST ENERGY EMISSIONS CORP.
500 West Wilson Bridge Road, Suite 140 Worthington, OH 43085

By:	/s/ R. Alan Kelley
Name:	R. Alan Kelley
Title:	Chief Executive Officer

By:	/s/ Jay Rifkin
Name:	Jay Rifkin